SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): July 31, 2001




                                    LLS CORP.
               (Exact name of Registrant as specified in charter)




          Illinois                     33-88007                36-2741439
(State or other jurisdiction   (Commission file number)     (I.R.S. employer
     of incorporation)                                     identification no.)






                              101 South Hanley Road
                            St. Louis, Missouri 63105
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (314) 727-1701


                                   ----------

ITEM 5.  Other Events.

         On July 31, 2001, LLS Corp. (the "Company") notified its commercial lenders that the Company would not make the scheduled principal payment due on July 31, 2001 under the Company's credit facility. The lenders have approved a forbearance agreement under which the lenders agree to refrain from exercising any rights or remedies with respect to the payment default and the Company's failure to satisfy certain financial covenants for the quarter ended June 30, 2001. The forbearance agreement expires on October 31, 2001.

         On August 1, LLS Corp. notified holders of its 11.625% Senior Subordinated Notes that the Company would not make the interest payment due on August 1, 2001.

         LLS Corp. has engaged strategic advisors to assist the Company in formulating and executing a restructuring strategy.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)      Not applicable.

                  (b)      Not applicable.

                  (c)      Not applicable.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LLS CORP.



Dated:  August 3, 2001               By:/s/ David M. Sindelar
                                        ---------------------------------------
                                        David M. Sindelar
                                        Chief Executive Officer















                                       3